Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated March 18, 2011 and March 17, 2010, relating to the consolidated financial statements of PHH Home Loans, LLC and Subsidiaries for the years ended December 31, 2010, 2009 and 2008 which are contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

Philadelphia, Pennsylvania

April 1, 2011